SUBSIDIARIES TO THE REGISTRANT

New Horizons Worldwide, Inc.

New Horizons Education Corporation

New Horizons Computer Learning Centers, Inc.

New Horizons Computer Learning Centers APAC, L.L.C.

New Horizons Computer Learning Centers EMEA, L.L.C.

New Horizons Computer Learning Centers of Chicago, Inc.

New Horizons Computer Learning Centers of Metropolitan New York, Inc.

New Horizons Computer Learning Centers of Anaheim, Inc.

New Horizons Computer Learning Centers of Cleveland, Ltd.,Inc.

New Horizons Computer Learning Centers of Memphis, Inc.

New Horizons Computer Learning Centers of Nashville, Inc.

New Horizons Computer Learning Centers of Hartford, Inc.

New Horizons Computer Learning Centers of Albuquerque, Inc.

Nova Vista, L.L.C.

New Horizons Computer Learning Centers of Charlotte, Inc.

New Horizons Computer Learning Centers of Sacramento, Inc

NHCLC of San Antonio, Inc.

New Horizons Computer Learning Centers of Denver, Inc.

New Horizons Computer Learning Centers of Indianapolis, Inc.

New Horizons Computer Learning Centers of Atlanta, Inc.